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Deloitte & Touche LLP
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                                                                        Deloitte
                                                                        & Touche

October 2, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of CII Technologies, Inc. (formerly known as Communications Instruments, Inc.) dated October 2, 2000.

Yours truly,

/s/ Deloitte & Touche LLP